Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-210094 on Form S-3 of our report dated August 14, 2015, relating to the financial statements of Towers Watson & Co. as of June 30, 2015 and 2014 and for each of the three years in the period ended June 30, 2015 appearing in the Current Report on Form 8-K of Willis Towers Watson Public Limited Company filed on March 10, 2016.

/s/ Deloitte & Touche LLP

Philadelphia, PA

July 13, 2018